EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Series A Common Stock, par value of $0.01 per share, issuable pursuant to the Registrant’s 2019 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	35,000	$1.0855	$37,993	0.0001102	$5
Equity	Series B Common Stock, par value of $0.01 per share, issuable pursuant to the Registrant’s 2019 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	165,000	$26.50	$4,372,500	0.0001102	$482
Total Offering Amounts			200,000		$4,410,493		$487
Total Fee Offsets							$0
Net Fee Due							$487

(1) This Registration Statement covers, in addition to the number of shares of Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Registrant”), Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, stated above, options and other rights to purchase or acquire the shares of the Registrant’s common stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Series A common stock and the Registrant’s Series B common stock, in each case as reported on the Nasdaq Stock Market on March 3, 2023, in accordance with Rule 457(c) of the Securities Act.